                                                                    EXHIBIT 21.1

                             CKE RESTAURANTS, INC.

                              LIST OF SUBSIDIARIES

     Set forth below is a list of the Registrant's subsidiaries as of June 5, 1996:

                                                                                  CONTROL BY
                                                       JURISDICTION OF     -------------------------
                  NAME OF JURISDICTION                  INCORPORATION      REGISTRANT     SUBSIDIARY
    -------------------------------------------------  ---------------     ----------     ----------
    Carl Karcher Enterprises, Inc....................   California             100%
    Boston Pacific, Inc..............................   California             100%
    Summit Merger, Inc...............................   Delaware               100%